Exhibit 4.3


THIS SECURITY IS ISSUED IN GLOBAL PERMANENT FORM AND REGISTERED
IN THE NAME OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS SECURITY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO.
OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                  EQUITABLE OF IOWA COMPANIES

8.5% Note Due 2005
                                                       REGISTERED
No. __________                                   U.S. $__________
                                                   CUSIP ________

     EQUITABLE OF IOWA COMPANIES, a corporation organized and existing under the laws of the State of Iowa (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of _______________ Dollars on February 15, 2005, and to pay interest at the rate of 8.5% per annum. The Company will pay interest semi-annually on February 15 and August 15 of each year commencing August 15, 1995 until the principal hereof is paid or duly provided for. Interest on the Securities (as defined herein) of this series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original issue date of the Securities of this series. Interest will be computed on the basis of a 360-day year of twelve 30 day months. The Company will pay interest on the Securities of this series (except defaulted interest) to the persons who are registered holders of Securities of this series at the close of business on the February 1 and August 1 next preceding the interest payment date (including Securities of this series that are cancelled after the record date and on or before the interest payment date); provided, however, that any interest that is payable at maturity will be payable to the person to whom principal payable at maturity shall be payable. The Company may make payment of any defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange or interdealer quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or interdealer quotation system, if, after notice given by the Company to the Trustee of the proposed payment, such payment shall be deemed practicable by the Trustee. Holders must surrender Securities of this series to a paying agent to collect principal and interest and any additional amounts payable hereon due at maturity.

     Payment of the principal of and interest and any additional amounts payable on this Security shall be made at the office or agency of the paying agent maintained for such purpose pursuant to the Indenture in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     The payments of principal on this Security upon stated matu-rity will be paid on February 15, 2005 upon presentation and surrender of this Security at such place or places in the Borough of Manhattan, the City of New York, as may be designated from time to time by the Trustee or the Company in accordance with the Indenture. The Company may make payments of principal by check.

     Payments of interest will be made on this Security in same-day funds in the Borough of Manhattan, the City of New York, to the person in whose name this Security is registered at the close of business on the record date in the security register maintained initially by The First National Bank of Chicago (the "Trustee"), for such purpose by wire transfer, to a bank account in the United States designated by such person in a written notice to the Trustee at The First National Bank of Chicago, One First National Plaza-Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division, or such other address for purposes of notice designated in accordance with the Indenture.

     The Trustee initially will maintain the security register and the office or agency where notices and demands upon the Company may be served, for the payment of principal of and interest and any additional amounts payable on the Securities of this series and for the registration of transfer or exchange of the Securities of this series at The First National Bank of Chicago, c/o First Chicago Trust Company of New York, 14 Wall Street - 8th Floor, New York, New York 10005, Attention:
Corporate Trust Administration. Initially the Trustee will act as paying agent and registrar. The Company may change any paying agent or registrar and the Company or any of its affiliates may act as paying agent.

     This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 17, 1995 (as the same may from time to time be modified or supplemented, the "Indenture"), between the Company, as issuer, and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture (including all amendments thereto and indentures supplemental thereto) reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities of each series and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company and the terms upon which the Securities of each series are, and are to be, authen-ticated and delivered. As provided in the Indenture, the Secu-rities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provi-sions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     This Security is a general unsecured obligation of the Com-pany.

     Except in the event (1) The Depository Trust Company notifies the Company that it is unwilling or unable to continue as Depositary for this Security or The Depository Trust Company no longer is eligible under the Indenture, and a successor is not appointed by the Company within 90 days, or (2) the Company determines that the Securities of this series shall no longer be represented by a Registered Global Security, or (3) certain Events of Default shall have occurred with respect to the Secu-rities of this series, owners of beneficial interests in this Security shall not be entitled to receive definitive registered Securities of this series.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Secu-rities of this series may be declared or may become due and payable in the manner and with the effect provided in the Inden-ture.

     The Indenture contains provisions for defeasance at any time of all the Securities of this series or of all series upon compli-ance by the Company with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Securities and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of any series to be affected thereby by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Out-standing Securities of any such affected series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any affected series to waive on behalf of all Holders of such series compliance by the Company with certain provisions of the Indenture and certain Events of Default under the Indenture and their consequences with respect to such series. Without the con-sent of the Holders of the Securities, the Indenture may be amended to, among other things, make any change that does not adversely affect the interests of the Holders of the Securities of any series.

     Subject to the provisions of the Indenture regarding defea-sance and discharge and substitution of a successor and release of the Company in the event of a consolidation, merger, transfer, sale, conveyance or lease, no reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and uncon-ditional, to pay the principal of and any interest on this Secu-rity at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limita-tions therein set forth, this Security is transferable on the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Trustee to be maintained for that purpose in the Borough of Manhattan, the City of New York, or at any other office or agency of the Trustee maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or his attorney-in-fact duly authorized in writing, and thereupon one or more new Securities of this series, of autho-rized denominations and for an equal aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form (without coupons) in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for an equal aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same, upon surrender of this Security for exchange at the office or agency of the Trustee to be maintained for that purpose in the Borough of Manhattan, the City of New York, or at any other office or agency of the Trustee maintained for that purpose.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange.

     If any money for the payment of principal of or interest on this Security remains unclaimed for two years, the Trustee or pay-ing agent will, subject to requirements of applicable law, repay the money to the Company, and the Holder of this Security shall thereafter look only to the Company for payment.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee for the Securities and any agent of the Company or such Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes of this Security, whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

     An incorporator, stockholder, officer, director, employee or partner, as such, of the Company or of any successor, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The holder of this Security (and any beneficial owner of this Security) by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issu-ance of this Security.

     The Securities of this series are not redeemable at the option of the Company or repayable at the option of any Holder prior to maturity and will not have a sinking fund for the retirement of principal.

     The terms of the Indenture (including any amendment or supplement thereto) are hereby incorporated in this Security by this reference. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests should be made to Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635,
Attention:  Secretary.

     This Security shall for all purposes be governed by, and con-strued in accordance with, the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Inden-ture.

     Unless the certificate of authentication hereon has been exe-cuted by or on behalf of the Trustee for the Securities of this series by manual signature of any authorized signatory, this Secu-rity shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  ________________           EQUITABLE OF IOWA COMPANIES


          SEAL                     By:_________________________
                                                      President

                                   By:_________________________
                                                      Secretary



CERTIFICATE OF AUTHENTICATION


     This is one of the Securities referred to in the within-mentioned Indenture


The First National Bank of Chicago,
     as Trustee


By:____________________________
     Authorized Officer



                      __________________

                         ABBREVIATIONS

     Customary abbreviations such as the following, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM --  as tenants in common
     TEN ENT --  as tenants by the entireties
     JT TEN  --  as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -- ___________ Custodian _______________
     or                    (Cust)                 (Minor)
     U/G/M/A              Under Uniform Gifts to Minors Act
                          ___________
                           (State)

     UNIF TRAN MIN ACT -- ___________ Custodian _______________
     or                    (Cust)                 (Minor)
     U/T/M/A              Under Uniform Transfers to Minors Act
                          ___________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                       __________________


                           ASSIGNMENT


     I or we assign and transfer this Security to:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
           (Print or type name, address, zip code and social security or tax I.D. number of assignee)

and irrevocably appoint _________________________________________

_________________________________________________________________
Agent to transfer this Security on the books of the Company.  The
Agent may substitute another to act for him.



Date:_________________   Signature:_______________________________



                              ___________________________________
                              (Sign exactly as name appears above)




Signature Guarantee:_____________________________________


                 The signature to this Assignment must be guaran-teed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").